EXHIBIT 99.1

City National Corporation's 2013 Net Income Grows to $230.0 Million, Up 11 Percent from 2012; Fourth-Quarter 2013 Net Income Totals $55.1 Million, up 17 Percent

Loan balances exceed $17 billion for the first time

Deposits grow to all-time high of $25.7 billion

Total assets reach a record $29.7 billion

LOS ANGELES, Jan. 23, 2014 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN), the parent company of wholly owned City National Bank, today reported full-year 2013 net income of $230.0 million, up 11 percent from $208.0 million in 2012. Earnings per share were $3.99, compared with $3.83 per share in 2012.

Fourth-quarter 2013 net income totaled $55.1 million, up 17 percent from $47.2 million in the fourth quarter of 2012. Earnings per share were $0.95, up 9 percent from $0.87 per share in the year-ago period. Fourth-quarter results included net securities losses of $2.7 million after tax, or $0.05 per share.

City National also announced today that its Board of Directors has increased the company's quarterly common stock cash dividend from $0.25 per share to $0.33 per share, payable on February 19, 2014 to stockholders of record on February 5, 2014.

FOURTH-QUARTER 2013 HIGHLIGHTS

  Average fourth-quarter loans and leases, excluding those covered by City National's acquisition-related loss-sharing agreements with the Federal Deposit Insurance Corporation (FDIC), grew to $16.8 billion, up 20 percent from the fourth quarter of 2012. Average commercial loans were up 24 percent from the year-ago period. Period-end loan balances grew to a new record of $17.2 billion at December 31, 2013.

  Fourth-quarter deposit balances averaged $25.9 billion, up 11 percent from the fourth quarter of 2012. Average core deposits, which equal 98 percent of total balances, were up 12 percent from the fourth quarter of 2012. Period-end deposit balances grew to a new record of $25.7 billion at December 31, 2013.

  Trust and investment fee income grew to $50.6 million, up 15 percent from the fourth quarter of 2012.  For the full year, it was up 27 percent, to $196.5 million. City National's assets under management or administration grew to $64.7 billion, up 13 percent from December 31, 2012.

  Net loan recoveries in the fourth quarter of 2013 totaled $14.7 million, compared to net recoveries of $6.8 million in the third quarter of 2013. Excluding FDIC-covered loans, fourth-quarter 2013 results included no provision for loan and lease losses. City National recorded a $7.0 million provision in the fourth quarter of 2012. The company remains appropriately reserved at 1.76 percent of total loans, excluding FDIC-covered loans.

  On November 7, 2013, City National issued $100 million of 6.75 percent fixed-to-floating rate non-cumulative preferred stock, Series D, which qualifies as Tier 1 capital.

"2013 was another very good year of robust growth across the company for City National, which has now been profitable for 83 consecutive quarters – almost 21 years," said Chairman and CEO Russell Goldsmith. "Since this month marks the 60th anniversary of City National Bank, it is fitting that it also marks new record levels of assets, loans, deposits, and investment assets under management as well as a market value in excess of $4 billion for the first time. The company also increased its dividend and maintained its long-standing guideline of paying between 30 percent and 35 percent of prior-year earnings.

"In spite of continuing margin pressure, as expected, from the runoff of covered assets, competitive pressures and the low-rate environment, the strong increase in net income reflects, in part, City National's continuing addition of new clients, a modest increase in loan demand across all sectors of the bank, and very sound and improving credit quality. This income growth occurred even as the company continued to invest significantly in the addition of people, products, technology and new bank branches in New York City and the San Francisco Bay Area, while still keeping expense levels well contained for the year. The successful integration of City National Rochdale also contributed to the growth and the strong investment performance of City National's expanding wealth management business.

"With its asset-sensitive loan portfolio, low-cost deposit base, shorter-duration securities portfolio, strong growth in its client base, and continuing investments in the company's future, City National continued to improve its strong position as the economy improves, loan demand increases and interest rates rise," Goldsmith concluded.

	For the three months ended			For the three
Dollars in millions,	December 31,		%	months ended	%
except per share data	2013	2012	Change	September 30, 2013	Change
Earnings Per Common Share	$ 0.95	$ 0.87	9	$ 1.10	(14)
Net Income Attributable to CNC	55.1	47.2	17	63.6	(13)
Net Income Available to Common Shareholders	52.7	47.2	12	61.2	(14)

Average Assets	$ 29,902.4	$ 27,255.9	10	$ 28,061.1	7
Return on Average Assets	0.73%	0.69%	6	0.90%	(19)
Return on Average Common Equity	8.48%	8.03%	6	10.12%	(16)
Return on Average Tangible Common Equity	11.97%	11.66%	3	14.43%	(17)

ASSETS

Total assets reached a record $29.7 billion at December 31, 2013, up 4 percent from the fourth quarter of 2012 and 2 percent higher than the third quarter of 2013. The increases primarily reflect higher loan balances.

NET INTEREST INCOME

Fully taxable-equivalent net interest income was $211.2 million in the fourth quarter of 2013, up 1 percent from the same period of 2012, but down 4 percent from the third quarter of 2013. Fully taxable-equivalent net interest income for the full-year 2013 was $845.9 million, down 1 percent from $850.7 million in 2012.

Deposits

Average fourth-quarter deposits were $25.9 billion, up 11 percent from the year-ago period and 7 percent higher than the third quarter of 2013. Average deposits for the full-year 2013 totaled $24.0 billion, up 11 percent from 2012. Period-end deposits totaled $25.7 billion, up 9 percent from December 31, 2012 and up 2 percent from September 30, 2013.

Average core deposits were $25.4 billion in the fourth quarter of 2013, up 12 percent from the same period of 2012 and up 7 percent from the third quarter of 2013. Full-year 2013 average core deposits grew 12 percent from 2012 to $23.4 billion.

Fourth-quarter 2013 average noninterest-bearing deposits were up 13 percent from the same period of 2012 and 10 percent higher than the third quarter of 2013. Average noninterest-bearing balances for the full-year 2013 were up 16 percent from 2012.

Treasury Services deposit balances, which consist primarily of title, escrow and property management deposits, averaged $2.6 billion in the fourth quarter of 2013, up 7 percent from the same period of 2012 but 1 percent lower than the third quarter of 2013. Treasury Services deposit balances averaged $2.5 billion for the full-year 2013, up 14 percent from 2012. The year-over-year increases were due primarily to an increase in residential refinance activity, as well as existing home sales.

Loans

Fourth-quarter average loan balances, excluding FDIC-covered loans, were $16.8 billion, up 20 percent from the fourth quarter of 2012 and up 5 percent from the third quarter of 2013. Full-year 2013 average loans, excluding FDIC-covered loans, were $15.8 billion, up 19 percent from the prior year.

Fourth-quarter average commercial loans were up 24 percent from the same period of 2012 and 5 percent higher than the third quarter of 2013.

Average balances for commercial real estate mortgages were up 26 percent from the fourth quarter of 2012, and they increased 4 percent from the third quarter of 2013. Average balances for commercial real estate construction loans were up 34 percent from the fourth quarter of 2012 and up 12 percent from the third quarter of 2013.

Average balances for single-family residential mortgage loans were up 14 percent from the year-ago period and 5 percent higher than the third quarter of 2013.

Securities

Average securities for the fourth quarter of 2013 totaled $9.3 billion, down 4 percent from the fourth quarter of 2012 but 9 percent higher than the third quarter of 2013. Total available-for-sale securities amounted to $6.2 billion at December 31, 2013, down from $9.2 billion at the end of the fourth quarter of 2012 and $6.9 billion at September 30, 2013.

On November 5, 2013, City National transferred approximately $1.0 billion of debt securities from the available-for-sale category to the held-to-maturity category.

The average duration of available-for-sale securities at December 31, 2013 was 2.4 years, up from 2.3 years at December 31, 2012 but down from 2.9 years at the end of the third quarter of 2013. The decrease from the third quarter of 2013 reflects both the $1 billion transfer and a rotation from longer-duration to shorter-duration securities in the available-for-sale portfolio.

Net Interest Margin

City National's net interest margin in the fourth quarter of 2013 averaged 2.97 percent, compared with 3.30 percent in the third quarter of 2013. FDIC-covered loan prepayments and portfolio run-off accounted for 25 basis points of the 33-basis-point decline from September 30, 2013. Also contributing to the lower fourth-quarter margin were lower loan yields and an increase in the company's securities portfolio due to strong deposit growth. For the full-year 2013, City National's net interest margin averaged 3.18 percent, down from 3.61 percent in the previous year.

Fourth-quarter net interest income included $13.7 million from FDIC-covered loans that were repaid or charged off. This compares with $17.5 million in the fourth quarter of 2012 and $25.8 million in the third quarter of 2013.

At December 31, 2013, City National's prime lending rate was 3.25 percent, unchanged from both December 31, 2012 and September 30, 2013.

	For the three months ended			For the three
	December 31,		%	months ended	%
Dollars in millions	2013	2012	Change	September 30, 2013	Change
Average Loans and Leases,
excluding Covered Loans	$ 16,795.6	$ 13,984.2	20	$ 16,039.8	5
Average Covered Loans	747.6	1,089.9	(31)	818.9	(9)
Average Total Securities	9,306.3	9,652.7	(4)	8,576.5	9
Average Earning Assets	28,218.6	25,468.0	11	26,417.7	7
Average Deposits	25,942.6	23,386.3	11	24,301.6	7
Average Core Deposits	25,423.1	22,781.3	12	23,716.0	7
Fully Taxable-Equivalent
Net Interest Income	211.2	209.1	1	220.0	(4)
Net Interest Margin	2.97%	3.27%	(9)	3.30%	(10)

COVERED ASSETS

Loans and other real estate owned (OREO) assets acquired in City National's FDIC‑assisted bank acquisitions totaled $726.5 million at the end of the fourth quarter of 2013, compared to $1.0 billion at December 31, 2012 and $784.0 million at September 30, 2013.

In the fourth quarter of 2013, City National recorded a $0.2 million non-cash net expense to reflect results of the quarterly update of cash-flow projections for the FDIC-covered loans, compared to a $0.5 million expense recorded in the third quarter of 2013. The fourth-quarter expense reflects a $0.2 million provision for losses on covered loans. In addition to the $0.2 million non-cash net expense for the quarter, the company recognized $0.1 million of other covered assets expense.

City National will continue to update cash-flow projections for covered loans on a quarterly basis. Due to the uncertainty in the future performance of the covered loans, additional impairments may be recognized in the future.

OREO assets acquired by City National in its FDIC-assisted bank acquisitions and subject to loss-sharing agreements totaled $25.5 million at December 31, 2013, compared to $58.3 million at the end of the fourth quarter of 2012 and $29.8 million at September 30, 2013.

NONINTEREST INCOME

Noninterest income was $90.5 million in the fourth quarter of 2013, down 9 percent from the fourth quarter of 2012 but up 2 percent from the third quarter of 2013. City National's noninterest income totaled $355.2 million for the full year of 2013, down 1 percent from 2012.

The decrease in noninterest income from the fourth quarter of 2012 was due largely to higher FDIC loss-sharing expense, which was partly offset by higher wealth management fee income. The increase from the third quarter of 2013 largely reflects lower FDIC loss-sharing expense and higher wealth management fee income. Results for the fourth quarter of 2013 also included a $4.6 million net loss on securities, compared with a small net gain in the fourth quarter of 2012 and a net gain of $5.6 million in the third quarter of 2013.

In the fourth quarter of 2013, noninterest income accounted for 31 percent of City National's total revenue, compared to 33 percent in the fourth quarter of 2012 and 29 percent in the third quarter of 2013.

Wealth Management

City National's assets under management or administration grew to $64.7 billion as of December 31, 2013, up 13 percent from December 31, 2012 and 5 percent higher than the third quarter of 2013.

Trust and investment fees were $50.6 million in the fourth quarter of 2013, up 15 percent from the fourth quarter of 2012 and 2 percent higher than the third quarter of 2013. The increase from the year-ago period was due primarily to the growth in assets from sales and market appreciation.

Fourth-quarter 2013 brokerage and mutual fund fees totaled $10.6 million, up 26 percent from the year-earlier period and 45 percent higher than the third quarter of 2013, due to increased fund assets from sales and market appreciation, and the recognition of annual performance fees.

Full-year trust and investment fee income was $196.5 million, up 27 percent from 2012.  Brokerage and mutual fund fee income was $34.1 million for the full-year 2013, up 23 percent from 2012. These increases reflect not only the company's July 2012 acquisition of Rochdale Investment Management, but also the addition of client assets and market appreciation across all of City National's wealth management companies.

	At or for the			At or for the
	three months ended			three months
	December 31,		%	ended	%
Dollars in millions	2013	2012	Change	September 30, 2013	Change
Trust and Investment Fee Revenue	$ 50.6	$ 44.0	15	$ 49.4	2
Brokerage and Mutual Fund Fees	10.6	8.4	26	7.3	45
Assets Under Management (1)	45,001.1	38,808.2	16	42,811.8	5
Assets Under Management
or Administration (1)	64,691.2	57,248.7	13	61,476.0	5

(1) Excludes $27.1 billion, $26.3 billion and $21.7 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of December 31, 2013, September 30, 2013 and December 31, 2012, respectively.

Other Noninterest Income

Fourth-quarter income from cash management and deposit transaction fees was $12.3 million, up 8 percent from the fourth quarter of 2012 and up 1 percent from the third quarter of 2013. Full-year 2013 cash management and deposit transaction fee income was $50.5 million, up 11 percent from 2012. The year-over-year increases were due largely to higher sales volume and growth in transaction volumes among existing clients.

Fee income from foreign exchange services and letters of credit totaled $10.6 million in the fourth quarter of 2013, down 7 percent from the fourth quarter of 2012 and 3 percent lower than the third quarter of 2013.  Full-year 2013 foreign exchange services and letters of credit fee income totaled $42.0 million, up 5 percent from 2012.

Other income was $20.2 million in the fourth quarter of 2013, down 17 percent from the fourth quarter of 2012 and 5 percent lower than the third quarter of 2013.  The decrease from the fourth quarter of 2012 was due primarily to lower income from client swap transactions. Other income for the full-year 2013 was $80.2 million, down 3 percent from 2012.

NONINTEREST EXPENSE

City National's fourth-quarter 2013 noninterest expense amounted to $219.0 million, down 1 percent from the fourth quarter of 2012 but up 5 percent from the third quarter of 2013. The increase from the third quarter was due largely to higher legal and professional fees from collection and defense matters that came to a conclusion in the fourth quarter as well as additional compensation expense for the accrual of performance incentives. Fourth-quarter expenses also included a number of other seasonal year-end accruals.

Noninterest expense for the full-year 2013 amounted to $851.1 million, up 3 percent from 2012.  Excluding the company's 2012 acquisitions of Rochdale and First American Equipment Finance, noninterest expense was down 1 percent from 2012.1

CREDIT QUALITY

The following credit quality information excludes loans subject to loss-sharing agreements involving City National's FDIC-assisted transactions:

Net recoveries in the fourth quarter of 2013 totaled $14.7 million, or 0.35 percent of total loans and leases on an annualized basis. The company realized net recoveries of $2.0 million, or 0.06 percent, in the fourth quarter of 2012 and net recoveries of $6.8 million, or 0.17 percent, in the third quarter of 2013. Net recoveries for the full-year 2013 were $33.8 million, or 0.21 percent of total loans and leases. This compares with net recoveries of $7.1 million, or 0.05 percent, in 2012.

At December 31, 2013, nonperforming assets decreased to $81.3 million, or 0.47 percent of the company's total loans and leases and OREO, compared to $120.8 million, or 0.81 percent, at December 31, 2012 and $88.5 million, or 0.53 percent, at September 30, 2013.

Nonaccrual loans at December 31, 2013 were $68.7 million, compared to $99.8 million at December 31, 2012 and $69.6 million at September 30, 2013. Classified loans declined from the third quarter of 2013, and overall credit trends remained favorable.

	As of		As of		As of
	December 31, 2013		September 30, 2013		December 31, 2012
Period-end Loans (in millions)	Total	Nonaccrual	Total	Nonaccrual	Total	Nonaccrual
Commercial	$ 8,164.8	$ 14.3	$ 7,856.2	$ 10.1	$ 6,949.1	$ 9.2
Commercial Real Estate Mortgages	3,223.0	18.4	3,077.2	19.0	2,739.3	33.2
Residential Mortgages	4,554.3	11.7	4,418.2	9.7	3,962.2	9.6
Real Estate Construction	367.0	19.1	380.5	25.5	313.2	40.9
Home Equity Loans and Lines of Credit	709.3	5.1	681.9	5.3	711.7	6.4
Other Loans	152.0	0.1	152.1	0.0	142.8	0.5
Total Loans (1)	$ 17,170.4	$ 68.7	$ 16,566.1	$ 69.6	$ 14,818.3	$ 99.8

Other Real Estate Owned (1)		12.6		18.9		21.0
Total Nonperforming Assets, excluding
Covered Assets		$ 81.3		$ 88.5		$ 120.8

(1) Excludes covered loans, net of allowance, of $701.0 million, $754.2 million and $1.0 billion at December 31, 2013, September 30, 2013 and December 31, 2012, respectively, and covered other real estate owned of $25.5 million, $29.8 million and $58.3 million at
December 31, 2013, September 30, 2013 and December 31, 2012, respectively.

In light of strong and improving credit quality, significant recoveries, and a growing loan portfolio, the company did not record any provisions for credit losses or reserve releases in 2013. The company recorded $10.0 million in provisions in 2012, including $7.0 million in the fourth quarter.

At December 31, 2013, City National's allowance for loan and lease losses totaled $302.6 million, or 1.76 percent of total loans and leases. That compares with $277.9 million, or 1.88 percent, at December 31, 2012 and $295.9 million, or 1.79 percent, at the end of the third quarter of 2013. The company also maintains an additional $33.9 million in reserves for off-balance-sheet credit commitments.

Commercial Loans

Commercial loan net recoveries were $9.5 million in the fourth quarter of 2013. This compares to net recoveries of $2.0 million in the year-earlier period and net recoveries of $4.4 million in the third quarter of 2013. Net recoveries in the full year of 2013 amounted to $18.9 million, compared to net recoveries of $10.4 million in 2012.

Commercial loans on nonaccrual totaled $14.3 million in the fourth quarter of 2013, compared to $9.2 million at December 31, 2012 and $10.1 million at September 30, 2013.

Real Estate Construction Loans

City National's $367.0 million commercial real estate construction portfolio includes secured loans to developers of residential and nonresidential properties. This portfolio represents 2 percent of the company's total loans.

Fourth-quarter net recoveries of construction loans were $4.7 million, compared to net recoveries of $0.2 million in the fourth quarter of 2012 and net recoveries of $2.9 million in the third quarter of 2013. Full-year net recoveries amounted to $13.0 million, compared with net charge-offs of $1.5 million in 2012.

At December 31, 2013, construction loans on nonaccrual totaled $19.1 million, compared to $40.9 million at December 31, 2012 and $25.5 million at September 30, 2013.

Commercial Real Estate Mortgage Loans

In the fourth quarter of 2013, the company recorded a small net recovery in its $3.2 billion commercial real estate mortgage portfolio.  This compares with net charge-offs of $0.3 million in the fourth quarter of 2012 and net charge-offs of $0.6 million in the third quarter of 2013. Full-year net recoveries amounted to $0.5 million, compared with net charge-offs of $0.1 million in 2012.

Commercial real estate mortgage loans on nonaccrual totaled $18.4 million, compared to $33.2 million at December 31, 2012 and $19.0 million at September 30, 2013.

Residential Mortgage Loans and Equity Loans and Lines of Credit

City National's period-end $4.6 billion residential mortgage portfolio, which grew 15 percent from the fourth quarter of 2012, and its $0.7 billion home equity portfolio both continued to perform exceptionally well.  Together, they accounted for $0.2 million in net recoveries in the fourth quarter of 2013, compared to net charge-offs of $0.2 million in both the fourth quarter of 2012 and the third quarter of 2013. Full-year 2013 net recoveries amounted to $0.2 million, compared to net charge-offs of $2.7 million in 2012.

Residential mortgage loans and home equity loans and lines of credit on nonaccrual were $16.8 million in the fourth quarter of 2013, compared to $16.0 million in the fourth quarter of 2012 and $15.0 million in the third quarter of 2013.

INCOME TAXES

City National's effective tax rate for the fourth quarter of 2013 was 27.2 percent, compared to 30.5 percent in the year-earlier period. The company's full-year 2013 effective tax rate was 28.9 percent, compared to 32.1 percent in the prior-year.

CAPITAL LEVELS

City National remains well-capitalized. Under Basel I capital rules, the company's Tier 1 common shareholders' equity ratio was 8.8 percent at December 31, 2013.1  The company's Tier 1 common shareholders' equity ratio was 8.5 percent at December 31, 2012 and 8.8 percent at September 30, 2013.1

Under Basel III rules, City National's estimated Tier 1 common equity ratio was 8.5 percent.2 All of the company's pro-forma capital ratios are comfortably above the Basel III rules, which were approved by the Federal Reserve on July 2, 2013. The new rules will begin a phase-in period for banks with less than $250 billion in assets, including City National, on January 1, 2015 and are expected to be fully implemented by January 1, 2019.

City National's Basel I total risk-based capital and Tier 1 risk-based capital ratios at December 31, 2013 were 13.0 percent and 10.1 percent, respectively. The company's Tier 1 leverage ratio at December 31, 2013 was 7.2 percent.

Basel I total risk-based capital, Tier 1 risk-based capital and Tier 1 leverage ratios at December 31, 2012 were 12.5 percent, 9.4 percent and 6.6 percent, respectively.

The increase in Total and Tier 1 capital ratios from December 31, 2012, was due primarily to the company's issuance of $100 million of preferred stock on November 7, 2013.

Period-end ratio of equity to total assets at December 31, 2013 was 9.2 percent, compared to 8.8 percent at December 31, 2012 and 8.9 percent at September 30, 2013.

2014 OUTLOOK

Management expects modest net income growth in 2014, even as low short-term interest rates continue to put pressure on the company's net interest margin.  The company anticipates continued solid growth in loans, deposits, and wealth management assets. Rising loan balances are expected to require some loan-loss provisions, but credit quality should remain stable.  This outlook reflects management's expectations for continued moderate U.S. economic growth in 2014.

CONFERENCE CALL

City National Corporation will host a conference call this afternoon to discuss fourth-quarter and year-end 2013 financial results.  The call will begin at 2:00 p.m. PDT.  Analysts and investors may dial in and participate in the question/answer session.  To access the call, please dial (866) 393-6804 and enter Conference ID 21178194.  A listen-only live broadcast of the call also will be available on the investor relations page of the company's Website at cnb.com.  There, it will be archived and available for 12 months.

ABOUT CITY NATIONAL

City National Corporation's wholly owned subsidiary, City National Bank, provides banking, investment and trust services through 77 offices, including 16 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada, New York City, Nashville and Atlanta. The corporation and its investment affiliates manage or administer $64.7 billion in client investment assets, including $45.0 billion under direct management.

For more information about City National, visit the company's Website at cnb.com.

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

A number of factors, many of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements.  These factors include: (1) changes in general economic, political, or industry conditions and the related credit and market conditions and the impact they have on the company and its customers, including changes in consumer spending, borrowing and savings habits; (2) the impact on financial markets and the economy of the level of U.S. and European debt; (3) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System; (4) continued delay in the pace of economic recovery and continued stagnant or decreasing employment levels; (5) the effect of the enactment of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations to be promulgated by supervisory and oversight agencies implementing the new legislation, taking into account that the precise timing, extent and nature of such rules and regulations and the impact on the company are uncertain; (6) the impact of revised capital requirements under Basel III; (7) significant changes in applicable laws and regulations, including those concerning taxes, banking and securities; (8) the impact of cyber security attacks or other disruptions to the company's information systems and any resulting compromise of data or disruptions in service; (9) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense; (10) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC; (11) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources; (12) the company's ability to attract new employees and retain and motivate existing employees; (13) increased competition in the company's markets and our ability to increase market share and control expenses; (14) changes in the financial performance and/or condition of the company's customers, or changes in the performance or creditworthiness of our customers' suppliers or other counterparties, which could lead to decreased loan utilization rates, delinquencies, or defaults and could negatively affect our customers' ability to meet certain credit obligations; (15) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division; (16) soundness of other financial institutions which could adversely affect the company; (17) protracted labor disputes in the company's markets; (18) the impact of natural disasters, terrorist activities or international hostilities on the operations of our business or the value of collateral; (19) the effect of acquisitions and integration of acquired businesses and de novo branching efforts; (20) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies; and (21) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, please refer to the company's Annual Report on Form 10-K for the year ended December 31, 2012.

1 For notes on non-GAAP measures, see pages 15 and 16 of the Selected Financial Information.

2 Estimated based on management's interpretation of final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act. See page 15 of the Selected Financial Information.

Note: Certain prior period balances have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(unaudited)

	Three Months			Twelve Months
For The Period Ended December 31,	2013	2012	% Change	2013	2012	% Change
Per Common Share
Net income available to common shareholders
Basic	$ 0.96	$ 0.87	10	$ 4.02	$ 3.85	4
Diluted	0.95	0.87	9	3.99	3.83	4
Dividends	0.25	0.75	(67)	0.75	1.50	(50)
Book value				45.65	43.89	4

Results of Operations: (In millions)
Interest income	$ 219	$ 218	0	$ 880	$ 887	(1)
Interest expense	14	14	(9)	56	56	0
Net interest income	205	204	1	824	831	(1)
Net interest income (Fully taxable-equivalent)	211	209	1	846	851	(1)
Total revenue	296	304	(3)	1,179	1,188	(1)
Provision for credit losses on loans and leases, excluding covered loans	--	7	(100)	--	10	(100)
Provision for losses on covered loans	0	6	(97)	1	45	(99)
Net income attributable to City National Corporation	55	47	17	230	208	11
Net income available to common shareholders	53	47	12	220	208	6

Financial Ratios:
Performance Ratios:
Return on average assets	0.73%	0.69%		0.81%	0.82%
Return on average common equity	8.48	8.03		9.14	9.20
Return on average tangible common equity (1)	11.97	11.66		13.04	12.92
Period-end equity to period-end assets				9.22	8.75
Net interest margin	2.97	3.27		3.18	3.61
Expense to revenue ratio	71.76	68.90		69.61	65.29
Capital Adequacy Ratios (Period-end):
Tier 1 leverage				7.17	6.60
Tier 1 risk-based capital				10.09	9.41
Total risk-based capital				13.00	12.52

Asset Quality Ratios:
Allowance for loan and lease losses to:
Total loans and leases, excluding covered loans				1.76%	1.88%
Nonaccrual loans				440.76	278.48
Nonperforming assets, excluding covered assets, to:
Total loans and leases and other real estate owned, excluding covered assets				0.47	0.81
Total assets				0.27	0.42
Net recoveries to average total loans and leases, excluding covered loans (annualized)	0.35%	0.06%		0.21%	0.05%

Average Balances: (In millions)
Loans and leases, excluding covered loans	$ 16,796	$ 13,984	20	$ 15,776	$ 13,285	19
Covered loans	747	1,090	(31)	866	1,269	(32)
Securities	9,306	9,653	(4)	9,134	8,496	8
Interest-earning assets	28,219	25,468	11	26,631	23,564	13
Assets	29,902	27,256	10	28,291	25,236	12
Core deposits	25,423	22,781	12	23,350	20,937	12
Deposits	25,943	23,386	11	23,954	21,629	11
Interest-bearing liabilities	10,682	10,136	5	10,781	10,056	7
Common shareholders' equity	2,465	2,342	5	2,411	2,261	7
Total shareholders' equity	2,693	2,432	11	2,595	2,283	14

Period-End Balances: (In millions)
Loans and leases, excluding covered loans				$ 17,170	$ 14,818	16
Covered loans				717	1,031	(30)
Securities				9,281	10,719	(13)
Assets				29,718	28,618	4
Core deposits				25,167	22,938	10
Deposits				25,679	23,502	9
Common shareholders' equity				2,473	2,335	6
Total shareholders' equity				2,741	2,505	9

Wealth Management: (In millions) (2)
Assets under management				$ 45,001	$ 38,808	16
Assets under management or administration				64,691	57,249	13

(1) Return on average tangible common equity is a non-GAAP measure. Refer to page 15 for further discussion of this non-GAAP measure.
(2) Excludes $27.1 billion and $21.7 billion of assets under management for asset managers in which City National held a noncontrolling ownership interest as of December 31, 2013 and December 31, 2012, respectively.

Note: Certain prior period balances in the Selected Financial Information have been reclassified to conform to current period presentation.

CITY NATIONAL CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

(Dollars in thousands	Three Months Ended December 31,			Twelve Months Ended December 31,
except per share data)	2013	2012	% Change	2013	2012	% Change
Interest income	$ 218,773	$ 218,302	0	$ 879,661	$ 886,551	(1)
Interest expense	13,321	14,580	(9)	55,946	55,715	0
Net interest income	205,452	203,722	1	823,715	830,836	(1)

Provision for credit losses on loans and leases, excluding covered loans	--	7,000	(100)	--	10,000	(100)
Provision for losses on covered loans	174	6,498	(97)	635	45,346	(99)

Noninterest income
Trust and investment fees	50,561	44,026	15	196,474	155,224	27
Brokerage and mutual fund fees	10,621	8,424	26	34,101	27,804	23
Cash management and deposit transaction fees	12,349	11,480	8	50,501	45,649	11
International services	10,575	11,342	(7)	42,037	39,963	5
FDIC loss sharing expense, net	(12,953)	(2,524)	413	(64,774)	(6,017)	977
Gain on disposal of assets	3,871	2,892	34	9,026	11,293	(20)
(Loss) gain on securities	(4,649)	13	(35,862)	7,649	822	831
Other	20,174	24,225	(17)	80,155	82,865	(3)
Total noninterest income	90,549	99,878	(9)	355,169	357,603	(1)

Noninterest expense
Salaries and employee benefits	133,331	123,812	8	517,743	479,302	8
Net occupancy of premises	17,452	17,554	(1)	65,720	61,534	7
Legal and professional fees	16,058	18,147	(12)	52,255	53,995	(3)
Information services	8,902	8,896	0	37,352	34,244	9
Depreciation and amortization	8,019	8,720	(8)	32,267	32,485	(1)
Amortization of intangibles	1,722	1,932	(11)	7,517	7,268	3
Marketing and advertising	9,029	8,808	3	33,185	29,510	12
Office services and equipment	4,679	4,735	(1)	19,480	17,848	9
Other real estate owned	3,296	9,869	(67)	18,127	38,253	(53)
FDIC assessments	2,646	4,499	(41)	15,566	18,117	(14)
Other	13,847	15,044	(8)	51,902	52,582	(1)
Total noninterest expense	218,981	222,016	(1)	851,114	825,138	3

Income before taxes	76,846	68,086	13	327,135	307,955	6

Applicable income taxes	20,884	20,780	1	94,619	98,822	(4)

Net income	$ 55,962	$ 47,306	18	$ 232,516	$ 209,133	11

Less: Net income attributable to noncontrolling interest	850	60	1,317	2,507	1,084	131

Net income attributable to City National Corporation	$ 55,112	$ 47,246	17	$ 230,009	$ 208,049	11

Less: Dividends on preferred stock	2,406	--	NM	9,625	--	NM

Net income available to common shareholders	$ 52,706	$ 47,246	12	$ 220,384	$ 208,049	6

Other Data:
Earnings per common share - basic	$ 0.96	$ 0.87	10	$ 4.02	$ 3.85	4
Earnings per common share - diluted	$ 0.95	$ 0.87	9	$ 3.99	$ 3.83	4
Dividends paid per common share	$ 0.25	$ 0.75	(67)	$ 0.75	$ 1.50	(50)
Common dividend payout ratio	26.15%	86.16%	(70)	18.69%	38.96%	(52)
Return on average assets	0.73%	0.69%	6	0.81%	0.82%	(1)
Return on average common equity	8.48%	8.03%	6	9.14%	9.20%	(1)
Return on average tangible common equity	11.97%	11.66%	3	13.04%	12.92%	1
Net interest margin (Fully taxable-equivalent)	2.97%	3.27%	(9)	3.18%	3.61%	(12)
Full-time equivalent employees	3,566	3,472	3

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2013
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 218,773	$ 228,093	$ 216,995	$ 215,800	$ 879,661
Interest expense	13,321	13,822	14,076	14,727	55,946
Net interest income	205,452	214,271	202,919	201,073	823,715

Provision for credit losses on loans and leases, excluding covered loans	--	--	--	--	--
Provision for losses on covered loans	174	2,496	(11,927)	9,892	635

Noninterest income
Trust and investment fees	50,561	49,430	49,830	46,653	196,474
Brokerage and mutual fund fees	10,621	7,307	8,107	8,066	34,101
Cash management and deposit transaction fees	12,349	12,263	12,880	13,009	50,501
International services	10,575	10,932	10,911	9,619	42,037
FDIC loss sharing expense, net	(12,953)	(20,992)	(26,477)	(4,352)	(64,774)
Gain on disposal of assets	3,871	3,092	949	1,114	9,026
(Loss) gain on securities	(4,649)	5,644	5,608	1,046	7,649
Other	20,174	21,207	20,401	18,373	80,155
Total noninterest income	90,549	88,883	82,209	93,528	355,169

Noninterest expense
Salaries and employee benefits	133,331	129,049	127,168	128,195	517,743
Net occupancy of premises	17,452	16,074	16,205	15,989	65,720
Legal and professional fees	16,058	10,731	13,514	11,952	52,255
Information services	8,902	9,876	9,183	9,391	37,352
Depreciation and amortization	8,019	7,827	8,249	8,172	32,267
Amortization of intangibles	1,722	1,932	1,931	1,932	7,517
Marketing and advertising	9,029	7,887	8,293	7,976	33,185
Office services and equipment	4,679	4,821	5,034	4,946	19,480
Other real estate owned	3,296	5,196	4,385	5,250	18,127
FDIC assessments	2,646	3,776	3,663	5,481	15,566
Other	13,847	12,195	13,804	12,056	51,902
Total noninterest expense	218,981	209,364	211,429	211,340	851,114

Income before taxes	76,846	91,294	85,626	73,369	327,135

Applicable income taxes	20,884	27,052	25,422	21,261	94,619

Net income	$ 55,962	$ 64,242	$ 60,204	$ 52,108	$ 232,516

Less: Net income attributable to noncontrolling interest	850	609	463	585	2,507

Net income attributable to City National Corporation	$ 55,112	$ 63,633	$ 59,741	$ 51,523	$ 230,009

Less: Dividends on preferred stock	2,406	2,407	2,406	2,406	9,625

Net income available to common shareholders	$ 52,706	$ 61,226	$ 57,335	$ 49,117	$ 220,384

Other Data:
Earnings per common share - basic	$ 0.96	$ 1.12	$ 1.05	$ 0.90	$ 4.02
Earnings per common share - diluted	$ 0.95	$ 1.10	$ 1.04	$ 0.90	$ 3.99
Dividends paid per common share	$ 0.25	$ 0.25	$ 0.25	$ --	$ 0.75
Common dividend payout ratio	26.15%	22.40%	23.81%	-- %	18.69%
Return on average assets	0.73%	0.90%	0.87%	0.75%	0.81%
Return on average common equity	8.48%	10.12%	9.53%	8.43%	9.14%
Return on average tangible common equity	11.97%	14.43%	13.60%	12.17%	13.04%
Net interest margin (Fully taxable-equivalent)	2.97%	3.30%	3.24%	3.21%	3.18%
Full-time equivalent employees	3,566	3,541	3,551	3,496

CITY NATIONAL CORPORATION
CONSOLIDATED QUARTERLY STATEMENTS OF INCOME
(unaudited)

	2012
(Dollars in thousands	Fourth	Third	Second	First	Year to
except per share data)	Quarter	Quarter	Quarter	Quarter	Date
Interest income	$ 218,302	$ 224,768	$ 229,889	$ 213,592	$ 886,551
Interest expense	14,580	14,846	13,410	12,879	55,715
Net interest income	203,722	209,922	216,479	200,713	830,836

Provision for credit losses on loans and leases, excluding covered loans	7,000	2,000	1,000	--	10,000
Provision for losses on covered loans	6,498	18,089	13,293	7,466	45,346

Noninterest income
Trust and investment fees	44,026	43,477	34,067	33,654	155,224
Brokerage and mutual fund fees	8,424	9,059	5,293	5,028	27,804
Cash management and deposit transaction fees	11,480	11,526	11,475	11,168	45,649
International services	11,342	9,819	10,017	8,785	39,963
FDIC loss sharing (expense) income, net	(2,524)	1,667	(6,026)	866	(6,017)
Gain on disposal of assets	2,892	3,199	3,011	2,191	11,293
Gain (loss) on securities	13	817	(457)	449	822
Other	24,225	27,693	17,388	13,559	82,865
Total noninterest income	99,878	107,257	74,768	75,700	357,603

Noninterest expense
Salaries and employee benefits	123,812	120,210	115,035	120,245	479,302
Net occupancy of premises	17,554	16,238	14,056	13,686	61,534
Legal and professional fees	18,147	12,031	11,639	12,178	53,995
Information services	8,896	8,660	8,539	8,149	34,244
Depreciation and amortization	8,720	8,324	8,013	7,428	32,485
Amortization of intangibles	1,932	1,932	1,518	1,886	7,268
Marketing and advertising	8,808	6,867	7,317	6,518	29,510
Office services and equipment	4,735	4,673	4,492	3,948	17,848
Other real estate owned	9,869	8,749	7,541	12,094	38,253
FDIC assessments	4,499	4,616	4,523	4,479	18,117
Other	15,044	15,586	11,843	10,109	52,582
Total noninterest expense	222,016	207,886	194,516	200,720	825,138

Income before taxes	68,086	89,204	82,438	68,227	307,955

Applicable income taxes	20,780	29,052	27,271	21,719	98,822

Net income	$ 47,306	$ 60,152	$ 55,167	$ 46,508	$ 209,133

Less: Net income attributable to noncontrolling interest	60	372	409	243	1,084

Net income attributable to City National Corporation	$ 47,246	$ 59,780	$ 54,758	$ 46,265	$ 208,049

Other Data:
Earnings per common share - basic	$ 0.87	$ 1.10	$ 1.02	$ 0.86	$ 3.85
Earnings per common share - diluted	$ 0.87	$ 1.10	$ 1.01	$ 0.86	$ 3.83
Dividends paid per common share	$ 0.75	$ 0.25	$ 0.25	$ 0.25	$ 1.50
Common dividend payout ratio	86.16%	22.63%	24.57%	28.91%	38.96%
Return on average assets	0.69%	0.93%	0.90%	0.79%	0.82%
Return on average common equity	8.03%	10.35%	9.86%	8.58%	9.20%
Return on average tangible common equity	11.66%	15.05%	13.42%	11.57%	12.92%
Net interest margin (Fully taxable-equivalent)	3.27%	3.58%	3.91%	3.74%	3.61%
Full-time equivalent employees	3,472	3,439	3,330	3,235

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEETS
(unaudited)

	2013
(In thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Assets
Cash and due from banks	$ 183,227	$ 301,106	$ 146,338	$ 144,290
Due from banks - interest-bearing	552,719	1,045,608	156,221	123,146
Federal funds sold and securities purchased under resale agreements	200,000	200,000	200,000	219,500
Securities available-for-sale	6,241,117	6,895,130	7,044,571	7,738,051
Securities held-to-maturity	2,957,843	1,649,520	1,503,973	1,400,890
Trading securities	82,357	51,451	48,655	53,526
Loans and leases:
Commercial	8,164,823	7,856,244	7,497,105	7,170,370
Commercial real estate mortgages	3,223,001	3,077,183	2,978,975	2,832,107
Residential mortgages	4,554,311	4,418,231	4,153,051	4,027,741
Real estate construction	367,004	380,489	340,002	352,464
Home equity loans and lines of credit	709,344	681,879	700,681	696,679
Installment	151,955	152,107	149,438	137,545
Loans and leases, excluding covered loans	17,170,438	16,566,133	15,819,252	15,216,906
Allowance for loan and lease losses	(302,584)	(295,947)	(289,914)	(282,328)
Loans and leases, excluding covered loans, net	16,867,854	16,270,186	15,529,338	14,934,578
Covered loans, net (1)	700,989	754,190	843,582	909,563
Net loans and leases	17,568,843	17,024,376	16,372,920	15,844,141
Premises and equipment, net	198,398	168,600	162,535	152,389
Goodwill and other intangibles	683,243	684,965	686,897	688,829
Other real estate owned (2)	38,092	48,723	61,477	63,537
FDIC indemnification asset	89,227	101,124	117,295	142,906
Other assets	922,885	888,801	878,620	862,549
Total assets	$ 29,717,951	$ 29,059,404	$ 27,379,502	$ 27,433,754

Liabilities
Deposits:
Noninterest-bearing	$ 16,058,968	$ 15,205,973	$ 14,288,001	$ 13,800,017
Interest-bearing	9,620,469	10,030,896	9,363,756	9,137,569
Total deposits	25,679,437	25,236,869	23,651,757	22,937,586
Short-term borrowings	3,889	2,588	2,675	806,760
Long-term debt	735,968	719,326	706,537	702,967
Other liabilities	517,903	472,893	433,822	388,439
Total liabilities	26,937,197	26,431,676	24,794,791	24,835,752

Redeemable noncontrolling interest	39,768	39,840	39,943	41,113

Shareholders' equity
Preferred stock	267,616	169,920	169,920	169,920
Common stock	54,667	54,400	54,274	54,133
Additional paid-in capital	541,210	519,760	507,560	496,013
Accumulated other comprehensive (loss) income	(15,641)	(10,355)	6,585	74,222
Retained earnings	1,918,163	1,879,240	1,831,725	1,788,041
Treasury shares	(25,029)	(25,077)	(25,296)	(25,440)
Total common shareholders' equity	2,473,370	2,417,968	2,374,848	2,386,969
Total shareholders' equity	2,740,986	2,587,888	2,544,768	2,556,889
Total liabilities and shareholders' equity	$ 29,717,951	$ 29,059,404	$ 27,379,502	$ 27,433,754

(1) Covered loans are net of $15.9 million, $25.9 million, $24.4 million and $42.4 million of allowance for loan losses as of December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.
(2) Other real estate owned includes $25.5 million, $29.8 million, $41.8 million and $43.8 million covered by FDIC loss share at December 31, 2013, September 30, 2013, June 30, 2013 and March 31, 2013, respectively.

CITY NATIONAL CORPORATION
CONSOLIDATED PERIOD END BALANCE SHEETS
(unaudited)

	2012
(In thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Assets
Cash and due from banks	$ 151,969	$ 235,038	$ 162,894	$ 210,799
Due from banks - interest-bearing	246,336	335,300	106,109	101,375
Federal funds sold	17,100	19,500	162,000	156,000
Securities available-for-sale	9,205,989	7,872,064	6,865,881	6,838,710
Securities held-to-maturity	1,398,403	1,174,161	1,100,229	996,613
Trading securities	115,059	64,749	62,585	82,589
Loans and leases:
Commercial	6,949,073	6,264,562	6,086,947	5,573,782
Commercial real estate mortgages	2,739,284	2,436,218	2,416,962	2,228,708
Residential mortgages	3,962,205	3,897,690	3,822,630	3,805,807
Real estate construction	313,190	269,583	309,200	297,815
Home equity loans and lines of credit	711,750	718,966	741,270	715,997
Installment	142,793	137,632	130,200	125,793
Loans and leases, excluding covered loans	14,818,295	13,724,651	13,507,209	12,747,902
Allowance for loan and lease losses	(277,888)	(268,440)	(269,534)	(266,077)
Loans and leases, excluding covered loans, net	14,540,407	13,456,211	13,237,675	12,481,825
Covered loans, net (1)	986,223	1,099,359	1,216,988	1,335,685
Net loans and leases	15,526,630	14,555,570	14,454,663	13,817,510
Premises and equipment, net	149,433	147,621	147,245	143,238
Goodwill and other intangibles	690,761	691,765	589,114	521,717
Other real estate owned (2)	79,303	110,673	117,501	107,530
FDIC indemnification asset	150,018	160,991	170,654	185,392
Other assets	887,491	884,096	863,098	877,016
Total assets	$ 28,618,492	$ 26,251,528	$ 24,801,973	$ 24,038,489

Liabilities
Deposits:
Noninterest-bearing	$ 14,264,797	$ 13,432,413	$ 12,187,075	$ 11,550,000
Interest-bearing	9,237,558	9,079,903	8,921,977	9,237,737
Total deposits	23,502,355	22,512,316	21,109,052	20,787,737
Short-term borrowings	1,423,798	211,739	322,077	222,776
Long-term debt	706,051	706,035	712,280	482,024
Other liabilities	439,858	449,728	361,300	302,951
Total liabilities	26,072,062	23,879,818	22,504,709	21,795,488

Redeemable noncontrolling interest	41,112	41,386	41,899	43,436

Shareholders' equity
Preferred stock	169,920	--	--	--
Common stock	53,886	53,886	53,886	53,886
Additional paid-in capital	490,339	485,975	491,439	489,717
Accumulated other comprehensive income	86,582	93,924	82,807	81,342
Retained earnings	1,738,957	1,732,417	1,686,163	1,644,861
Treasury shares	(34,366)	(35,878)	(58,930)	(70,241)
Total common shareholders' equity	2,335,398	2,330,324	2,255,365	2,199,565
Total shareholders' equity	2,505,318	2,330,324	2,255,365	2,199,565
Total liabilities and shareholders' equity	$ 28,618,492	$ 26,251,528	$ 24,801,973	$ 24,038,489

(1) Covered loans are net of $44.8 million, $45.0 million, $43.1 million and $61.5 million of allowance for loan losses as of December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.
(2) Other real estate owned includes $58.3 million, $83.6 million, $82.8 million and $78.5 million covered by FDIC loss share at December 31, 2012, September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

CITY NATIONAL CORPORATION
CREDIT LOSS EXPERIENCE
(unaudited)

	2013					2012
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date

Allowance for Loan and Lease Losses, Excluding Covered Loans

Balance at beginning of period	$ 295,947	$ 289,914	$ 282,328	$ 277,888	$ 277,888	$ 268,440	$ 269,534	$ 266,077	$ 262,557	$ 262,557

Net recoveries/(charge-offs):
Commercial	9,515	4,375	2,855	2,173	18,918	2,002	(4,936)	8,092	5,283	10,441
Commercial real estate mortgages	23	(584)	1,034	3	476	(290)	(241)	1,113	(666)	(84)
Residential mortgages	32	40	37	(68)	41	(7)	(535)	(543)	(494)	(1,579)
Real estate construction	4,660	2,945	2,682	2,666	12,953	170	3,105	(4,839)	104	(1,460)
Home equity loans and lines of credit	129	(194)	375	(112)	198	(169)	(32)	(808)	(154)	(1,163)
Installment	349	200	522	146	1,217	319	454	(274)	417	916
Total net recoveries/(charge-offs)	14,708	6,782	7,505	4,808	33,803	2,025	(2,185)	2,741	4,490	7,071

Provision for credit losses	--	--	--	--	--	7,000	2,000	1,000	--	10,000

Transfers (to) from reserve for off-balance sheet credit commitments	(8,071)	(749)	81	(368)	(9,107)	423	(909)	(284)	(970)	(1,740)

Balance at end of period	$ 302,584	$ 295,947	$ 289,914	$ 282,328	$ 302,584	$ 277,888	$ 268,440	$ 269,534	$ 266,077	$ 277,888

Net Recoveries/(Charge-offs) to Average Total Loans and Leases, Excluding Covered Loans (annualized):

Commercial	0.48%	0.23%	0.16%	0.13%	0.26%	0.12%	(0.32) %	0.56%	0.40%	0.18%
Commercial real estate mortgages	0.00%	(0.08) %	0.15%	0.00%	0.02%	(0.05) %	(0.04) %	0.19%	(0.12) %	(0.00) %
Residential mortgages	0.00%	0.00%	0.00%	(0.01) %	0.00%	(0.00) %	(0.06) %	(0.06) %	(0.05) %	(0.04) %
Real estate construction	4.69%	3.32%	3.05%	3.25%	3.62%	0.23%	4.37%	(6.35) %	0.15%	(0.50) %
Home equity loans and lines of credit	0.07%	(0.11) %	0.21%	(0.06) %	0.03%	(0.09) %	(0.02) %	(0.44) %	(0.09) %	(0.16) %
Installment	0.89%	0.54%	1.44%	0.42%	0.82%	0.91%	1.34%	(0.85) %	1.30%	0.69%
Total loans and leases, excluding covered loans	0.35%	0.17%	0.20%	0.13%	0.21%	0.06%	(0.06) %	0.08%	0.15%	0.05%

Reserve for Off-Balance Sheet Credit Commitments

Balance at beginning of period	$ 25,873	$ 25,124	$ 25,205	$ 24,837	$ 24,837	$ 25,260	$ 24,351	$ 24,067	$ 23,097	$ 23,097
Transfers from (to) allowance	8,071	749	(81)	368	9,107	(423)	909	284	970	1,740
Balance at end of period	$ 33,944	$ 25,873	$ 25,124	$ 25,205	$ 33,944	$ 24,837	$ 25,260	$ 24,351	$ 24,067	$ 24,837

Allowance for Losses on Covered Loans

Balance at beginning of period	$ 25,882	$ 24,414	$ 42,354	$ 44,781	$ 44,781	$ 44,978	$ 43,147	$ 61,471	$ 64,565	$ 64,565
Provision for losses	174	2,496	(11,927)	9,892	635	6,498	18,089	13,293	7,466	45,346
Net recoveries	9	--	--	--	9	--	--	--	--	--
Reduction in allowance due to loan removals	(10,143)	(1,028)	(6,013)	(12,319)	(29,503)	(6,695)	(16,258)	(31,617)	(10,560)	(65,130)
Balance at end of period	$ 15,922	$ 25,882	$ 24,414	$ 42,354	$ 15,922	$ 44,781	$ 44,978	$ 43,147	$ 61,471	$ 44,781

CITY NATIONAL CORPORATION
NONPERFORMING ASSETS
(unaudited)

	2013				2012
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter

Nonperforming assets, excluding covered assets
Nonaccrual loans, excluding covered loans
Commercial	$ 14,298	$ 10,127	$ 11,679	$ 7,292	$ 9,207	$ 18,848	$ 19,056	$ 19,584
Commercial real estate mortgages	18,449	19,020	22,433	23,066	33,198	36,580	28,780	21,071
Residential mortgages	11,661	9,674	10,580	9,136	9,603	11,680	14,064	13,628
Real estate construction	19,067	25,471	25,718	39,608	40,882	28,963	29,676	48,964
Home equity loans and lines of credit	5,144	5,289	6,239	4,103	6,424	6,946	6,505	8,831
Installment	32	21	24	70	473	477	575	729
Total nonaccrual loans, excluding covered loans	68,651	69,602	76,673	83,275	99,787	103,494	98,656	112,807

Other real estate owned, excluding covered OREO	12,611	18,905	19,676	19,786	21,027	27,055	34,667	29,074

Total nonperforming assets, excluding covered assets	$ 81,262	$ 88,507	$ 96,349	$ 103,061	$ 120,814	$ 130,549	$ 133,323	$ 141,881

Nonperforming covered assets
Nonaccrual loans	$ --	$ --	$ --	$ --	$ --	$ --	$ 422	$ 422
Other real estate owned	25,481	29,818	41,801	43,751	58,276	83,618	82,834	78,456
Total nonperforming covered assets	$ 25,481	$ 29,818	$ 41,801	$ 43,751	$ 58,276	$ 83,618	$ 83,256	$ 78,878

Loans 90 days or more past due on accrual status, excluding covered loans	$ 453	$ 383	$ 643	$ 1,688	$ 981	$ 433	$ 2,065	$ 654

Covered loans 90 days or more past due on accrual status	$ 45,662	$ 63,071	$ 89,439	$ 102,268	$ 112,396	$ 140,041	$ 190,005	$ 265,175

Allowance for loan and lease losses as a percentage of:
Nonaccrual loans	440.76%	425.20%	378.12%	339.03%	278.48%	259.38%	273.21%	235.87%
Total nonperforming assets, excluding covered assets	372.36%	334.38%	300.90%	273.94%	230.01%	205.62%	202.17%	187.54%
Total loans and leases, excluding covered loans	1.76%	1.79%	1.83%	1.86%	1.88%	1.96%	2.00%	2.09%

Nonaccrual loans as a percentage of total loans, excluding covered loans	0.40%	0.42%	0.48%	0.55%	0.67%	0.75%	0.73%	0.88%

Nonperforming assets, excluding covered assets, as a percentage of:
Total loans and other real estate owned, excluding covered assets	0.47%	0.53%	0.61%	0.68%	0.81%	0.95%	0.98%	1.11%
Total assets	0.27%	0.30%	0.35%	0.38%	0.42%	0.50%	0.54%	0.59%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2013
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
(Dollars in millions)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 7,905	3.40%	$ 7,540	3.53%	$ 7,301	3.58%	$ 6,876	3.71%	$ 7,409	3.55%
Commercial real estate mortgages	3,171	3.57	3,062	3.71	2,848	4.00	2,767	3.97	2,963	3.80
Residential mortgages	4,481	3.58	4,254	3.61	4,083	3.72	3,981	3.83	4,201	3.68
Real estate construction	394	4.61	351	4.53	353	4.24	333	4.64	358	4.51
Home equity loans and lines of credit	689	3.62	684	3.56	704	3.60	712	3.68	697	3.62
Installment	156	4.43	149	4.30	145	4.69	140	4.22	148	4.41
Total loans and leases, excluding covered loans	16,796	3.52	16,040	3.61	15,434	3.72	14,809	3.83	15,776	3.66
Covered loans	747	14.50	819	20.53	910	14.34	990	12.98	866	15.46
Total loans and leases	17,543	3.98	16,859	4.42	16,344	4.32	15,799	4.42	16,642	4.28
Due from banks - interest-bearing	970	0.25	611	0.26	236	0.27	193	0.24	504	0.25
Federal funds sold and securities purchased under resale agreements	317	1.99	283	2.19	277	2.25	154	2.99	258	2.26
Securities	9,306	1.93	8,576	1.99	8,867	1.98	9,796	1.91	9,134	1.95
Other interest-earning assets	83	5.87	89	5.51	96	4.48	105	3.72	93	4.83
Total interest-earning assets	28,219	3.16	26,418	3.51	25,820	3.46	26,047	3.44	26,631	3.39
Allowance for loan and lease losses	(327)		(319)		(325)		(328)		(325)
Cash and due from banks	196		138		129		129		148
Other non-earning assets	1,814		1,824		1,846		1,861		1,837
Total assets	$ 29,902		$ 28,061		$ 27,470		$ 27,709		$ 28,291

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 2,359	0.06%	$ 2,289	0.07%	$ 2,173	0.07%	$ 2,217	0.08%	$ 2,260	0.07%
Money market accounts	6,459	0.07	6,286	0.11	5,759	0.11	5,692	0.11	6,052	0.10
Savings deposits	437	0.06	420	0.09	415	0.10	419	0.11	423	0.09
Time deposits - under $100,000	179	0.23	185	0.29	192	0.37	201	0.37	189	0.32
Time deposits -- $100,000 and over	520	0.40	586	0.39	708	0.38	604	0.42	604	0.40
Total interest-bearing deposits	9,954	0.09	9,766	0.12	9,247	0.13	9,133	0.13	9,528	0.12

Federal funds purchased and securities sold under repurchase agreements	--	--	2	0.08	374	0.13	840	0.13	301	0.13
Other borrowings	728	6.03	712	6.07	928	4.74	1,452	3.21	952	4.66
Total interest-bearing liabilities	10,682	0.49	10,480	0.52	10,549	0.54	11,425	0.52	10,781	0.52
Noninterest-bearing deposits	15,989		14,536		13,872		13,278		14,426
Other liabilities	538		474		466		473		489
Total equity	2,693		2,571		2,582		2,533		2,595
Total liabilities and equity	$ 29,902		$ 28,061		$ 27,470		$ 27,709		$ 28,291

Net interest spread		2.67%		2.99%		2.92%		2.92%		2.87%
Net interest margin		2.97%		3.30%		3.24%		3.21%		3.18%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

CITY NATIONAL CORPORATION
AVERAGE BALANCES AND RATES
(unaudited)

	2012
	Fourth Quarter		Third Quarter		Second Quarter		First Quarter		Year to Date
(Dollars in millions)	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate
Assets
Interest-earning assets
Loans and leases
Commercial	$ 6,395	3.89%	$ 6,128	3.97%	$ 5,845	4.16%	$ 5,319	3.94%	$ 5,923	3.99%
Commercial real estate mortgages	2,515	4.31	2,446	4.44	2,299	4.70	2,197	4.88	2,363	4.57
Residential mortgages	3,928	3.95	3,865	4.11	3,815	4.28	3,777	4.36	3,847	4.17
Real estate construction	295	5.33	283	5.67	307	4.31	283	5.33	294	5.11
Home equity loans and lines of credit	711	3.52	731	3.52	731	3.53	727	3.58	725	3.54
Installment	140	4.48	135	4.51	129	4.60	129	4.67	133	4.56
Total loans and leases, excluding covered loans	13,984	4.00	13,588	4.10	13,126	4.27	12,432	4.26	13,285	4.15
Covered loans	1,090	13.09	1,207	13.92	1,341	14.51	1,439	10.63	1,269	12.97
Total loans and leases	15,074	4.65	14,795	4.90	14,467	5.22	13,871	4.93	14,554	4.92
Due from banks - interest-bearing	441	0.26	247	0.26	293	0.24	167	0.22	287	0.25
Federal funds sold and securities purchased under resale agreements	191	0.29	105	0.28	137	0.28	15	0.28	112	0.28
Securities	9,653	1.91	8,631	2.16	7,755	2.37	7,929	2.40	8,496	2.19
Other interest-earning assets	109	3.75	114	2.40	117	2.39	121	2.30	115	2.69
Total interest-earning assets	25,468	3.49	23,892	3.82	22,769	4.15	22,103	3.97	23,564	3.85
Allowance for loan and lease losses	(317)		(319)		(331)		(335)		(326)
Cash and due from banks	231		184		148		141		176
Other non-earning assets	1,874		1,898		1,777		1,736		1,822
Total assets	$ 27,256		$ 25,655		$ 24,363		$ 23,645		$ 25,236

Liabilities and Equity
Interest-bearing deposits
Interest checking accounts	$ 2,098	0.08%	$ 1,981	0.09%	$ 1,890	0.10%	$ 1,952	0.11%	$ 1,981	0.10%
Money market accounts	5,907	0.11	5,838	0.11	5,856	0.13	6,018	0.15	5,904	0.13
Savings deposits	384	0.12	371	0.14	360	0.14	358	0.14	368	0.14
Time deposits - under $100,000	210	0.41	220	0.51	228	0.50	242	0.49	225	0.48
Time deposits -- $100,000 and over	605	0.44	732	0.41	733	0.45	697	0.51	692	0.45
Total interest-bearing deposits	9,204	0.14	9,142	0.14	9,067	0.16	9,267	0.18	9,170	0.15

Federal funds purchased and securities sold under repurchase agreements	15	0.12	24	0.15	4	0.11	166	0.08	52	0.09
Other borrowings	917	4.97	922	4.97	797	4.97	697	5.09	834	4.99
Total interest-bearing liabilities	10,136	0.57	10,088	0.59	9,868	0.55	10,130	0.51	10,056	0.55
Noninterest-bearing deposits	14,182		12,799		11,881		10,950		12,459
Other liabilities	506		471		380		396		438
Total equity	2,432		2,297		2,234		2,169		2,283
Total liabilities and equity	$ 27,256		$ 25,655		$ 24,363		$ 23,645		$ 25,236

Net interest spread		2.92%		3.23%		3.60%		3.46%		3.30%
Net interest margin		3.27%		3.58%		3.91%		3.74%		3.61%

Average prime rate		3.25%		3.25%		3.25%		3.25%		3.25%

CITY NATIONAL CORPORATION
CAPITAL AND CREDIT RATING DATA
(unaudited)

	2013					2012
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year To Date
Per Common Share:
Shares outstanding (in thousands):
Average - Basic	54,438	54,274	54,105	53,731	54,139	53,566	53,425	53,105	52,741	53,211
Average - Diluted	55,141	54,820	54,477	54,068	54,640	53,743	53,711	53,373	53,021	53,475
Period-end	54,184	53,915	53,781	53,638		53,216	53,190	52,822	52,661
Book value for shareholders	$ 45.65	$ 44.85	$ 44.16	$ 44.50		$ 43.89	$ 43.81	$ 42.70	$ 41.77
Closing price:
High	$ 79.33	$ 71.15	$ 63.66	$ 59.61	$ 79.33	$ 52.60	$ 54.48	$ 54.63	$ 54.44	$ 54.63
Low	65.39	64.11	54.36	51.13	51.13	47.27	48.20	46.39	45.39	45.39
Period-end	79.22	66.66	63.37	58.91		49.52	51.51	48.58	52.47

Capital Ratios (Dollars in millions):
Risk-based capital
Risk-weighted assets (1)	$ 20,766	$ 19,977	$ 19,256	$ 18,872		$ 18,627	$ 17,174	$ 16,723	$ 15,840
Tier 1 common equity	$ 1,823	$ 1,761	$ 1,700	$ 1,643		$ 1,578	$ 1,566	$ 1,597	$ 1,611
Percentage of risk-weighted assets (2)	8.78%	8.82%	8.83%	8.71%		8.47%	9.12%	9.55%	10.17%
Tier 1 capital	$ 2,096	$ 1,936	$ 1,875	$ 1,818		$ 1,753	$ 1,571	$ 1,602	$ 1,616
Percentage of risk-weighted assets	10.09%	9.69%	9.74%	9.64%		9.41%	9.15%	9.58%	10.20%
Total capital	$ 2,699	$ 2,532	$ 2,461	$ 2,399		$ 2,332	$ 2,133	$ 2,160	$ 2,013
Percentage of risk-weighted assets	13.00%	12.67%	12.78%	12.71%		12.52%	12.42%	12.91%	12.71%
Tier 1 leverage ratio	7.17%	7.07%	7.00%	6.72%		6.60%	6.29%	6.74%	6.98%

Period-end equity to period-end assets	9.22%	8.91%	9.29%	9.32%		8.75%	8.88%	9.09%	9.15%
Period-end common equity to period-end assets	8.32%	8.32%	8.67%	8.70%		8.16%	8.88%	9.09%	9.15%

Average equity to average assets	9.01%	9.16%	9.40%	9.14%	9.17%	8.92%	8.95%	9.17%	9.17%	9.05%
Average common equity to average assets	8.24%	8.55%	8.78%	8.53%	8.52%	8.59%	8.95%	9.17%	9.17%	8.96%

Period-end tangible common equity to period-end tangible assets (2)	6.17%	6.11%	6.32%	6.35%		5.89%	6.41%	6.88%	7.13%
Period-end tangible common equity to period-end tangible assets excluding net unrealized gain/loss on AFS securities (2)	6.22%	6.14%	6.30%	6.09%		5.60%	6.07%	6.56%	6.81%

Average tangible common equity to average tangible assets (2)	6.09%	6.26%	6.44%	6.19%	6.24%	6.21%	6.45%	7.01%	7.12%	6.68%
Average tangible common equity to average tangible assets excluding net unrealized gain/loss on AFS securities (2)	6.10%	6.30%	6.20%	5.93%	6.13%	5.91%	6.12%	6.67%	6.80%	6.36%

Senior Debt Credit Ratings
For The Period Ended December 31, 2013
		Moody's	Fitch	Standard & Poor's	DBRS
City National Bank		A1	A-	A-	A (high)
City National Corporation		A2	A-	BBB+	A

(1) In accordance with applicable bank regulatory guidelines, risk-weighted assets are calculated by assigning assets and credit equivalent amounts of derivatives and off-balance sheet items to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of the collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are added together for determining risk-weighted assets.
(2) The Tier 1 common equity to risk-weighted assets ratio, tangible common equity to tangible assets ratio, and tangible common equity to tangible assets ratio excluding net unrealized gain/loss on AFS (available-for-sale) securities are non-GAAP financial measures. See pages 15 and 16 for notes on non-GAAP measures.

CITY NATIONAL CORPORATION
COMPUTATION OF BASIC AND DILUTED EARNINGS PER COMMON SHARE
(unaudited)

City National applies the two-class method of computing basic and diluted earnings per common share ("EPS"). Under the two-class method, EPS is determined for each class of common stock and participating security according to dividends declared and participation rights in undistributed earnings. The company grants restricted stock and restricted stock units under a share-based compensation plan that qualify as participating securities. The computation of basic and diluted EPS is presented in the following table:

	2013					2012
(Dollars in thousands, except per share amounts)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year to Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year to Date
Basic EPS:
Net income attributable to City National Corporation	$ 55,112	$ 63,633	$ 59,741	$ 51,523	$ 230,009	$ 47,246	$ 59,780	$ 54,758	$ 46,265	$ 208,049
Less: Dividends on preferred stock	2,406	2,407	2,406	2,406	9,625	--	--	--	--	--
Net income available to common shareholders	$ 52,706	$ 61,226	$ 57,335	$ 49,117	$ 220,384	$ 47,246	$ 59,780	$ 54,758	$ 46,265	$ 208,049
Less: Earnings allocated to participating securities	585	688	656	637	2,555	652	842	788	738	3,008
Earnings allocated to common shareholders	$ 52,121	$ 60,538	$ 56,679	$ 48,480	$ 217,829	$ 46,594	$ 58,938	$ 53,970	$ 45,527	$ 205,041

Weighted average shares outstanding	54,438	54,274	54,105	53,731	54,139	53,566	53,425	53,105	52,741	53,211

Basic earnings per common share	$ 0.96	$ 1.12	$ 1.05	$ 0.90	$ 4.02	$ 0.87	$ 1.10	$ 1.02	$ 0.86	$ 3.85

Diluted EPS:
Earnings allocated to shareholders (1)	$ 52,126	$ 60,543	$ 56,682	$ 48,484	$ 217,848	$ 46,594	$ 58,941	$ 53,972	$ 45,530	$ 205,050

Weighted average shares outstanding	54,438	54,274	54,105	53,731	54,139	53,566	53,425	53,105	52,741	53,211
Dilutive effect of equity awards	703	546	372	337	501	177	286	268	280	264
Weighted average diluted shares outstanding	55,141	54,820	54,477	54,068	54,640	53,743	53,711	53,373	53,021	53,475

Diluted earnings per common share	$ 0.95	$ 1.10	$ 1.04	$ 0.90	$ 3.99	$ 0.87	$ 1.10	$ 1.01	$ 0.86	$ 3.83

(1) Earnings allocated to shareholders for basic and diluted EPS may differ under the two-class method as a result of adding common stock equivalents for options to dilutive shares outstanding, which alters the ratio used to allocate earnings to shareholders and participating securities for the purposes of calculating diluted EPS.

CITY NATIONAL CORPORATION
SELECTED FINANCIAL INFORMATION ON COVERED ASSETS
(unaudited)

The following table provides selected components of income and expense related to covered assets:

		2013		2012
(In thousands)		Fourth Quarter	Third Quarter	Fourth Quarter

Summary Totals
Net impairment (expense) income (Sum of A)		$ (185)	$ (483)	$ 3,517
Other covered asset (expense) income, net		(124)	3,190	(720)
Total (expense) income, net		$ (309)	$ 2,707	$ 2,797

Interest income (1)
Income on loans paid-off or fully charged-off		$ 13,691	$ 25,849	$ 17,536

Provision for losses on covered loans
Provision for losses on covered loans	A	174	2,496	6,498

Noninterest income related to covered assets

FDIC loss sharing expense, net
Gain on indemnification asset	A	$ 677	$ 2,239	$ 10,070
Indemnification asset amortization		(3,142)	(4,417)	(4,818)
Net FDIC reimbursement for OREO and loan expenses		2,289	4,582	8,020
Removal of indemnification asset for loans paid-off or fully charged-off		(6,813)	(9,746)	(5,896)
Removal of indemnification asset for unfunded loan commitments and loans transferred to OREO		(1,017)	(1,550)	(1,500)
Removal of indemnification asset for OREO and net reimbursement to FDIC for OREO sales		(680)	(2,451)	(2,042)
Loan recoveries shared with FDIC		(3,579)	(9,423)	(6,303)
Increase in FDIC clawback liability	A	(688)	(226)	(55)
Total FDIC loss sharing expense, net		(12,953)	(20,992)	(2,524)

Gain on disposal of assets
Net gain on sale of OREO		850	3,064	2,593

Other income
Net gain on transfers of covered loans to OREO		1,427	1,936	1,926
Amortization of fair value on acquired unfunded loan commitments		69	48	408
OREO income		517	731	977
Other		(276)	711	(636)
Total other income		1,737	3,426	2,675

Total noninterest income related to covered assets		$ (10,366)	$ (14,502)	$ 2,744

Noninterest expense related to covered assets (2)

Other real estate owned
Valuation write-downs		$ 241	$ 1,556	$ 4,115
Holding costs and foreclosure expense		1,463	3,607	3,878
Total other real estate owned		1,704	5,163	7,993

Legal and professional fees		1,749	969	2,977

Other operating expense
Other covered asset expenses		7	12	15

Total noninterest expense related to covered assets (3)		$ 3,460	$ 6,144	$ 10,985

Total (expense) income, net		$ (309)	$ 2,707	$ 2,797

(1) Excludes base yield in interest income related to covered loans.
(2) OREO, legal and professional fees, and other expenses related to covered assets must meet certain FDIC criteria in order for the expense amounts to be reimbursed. Certain amounts reflected in these categories may not be reimbursed by the FDIC.
(3) Excludes personnel and other corporate overhead expenses that the company incurs to service covered assets and costs associated with the branches acquired in FDIC-assisted acquisitions.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES
(unaudited)

(a) Noninterest expense, excluding the operating expenses of First American Equipment Finance and Rochdale Investment Management

Noninterest expense for the year ended December 31, 2013 was $851.1 million, an increase of 3 percent from $825.1 million for the year ended December 31, 2012. Excluding the operating expenses of First American Equipment Finance (acquired at the end of April 2012) and Rochdale Investment Management (acquired in July 2012), noninterest expense was $785.3 million for the year ended December 31, 2013, down 1 percent from $795.8 million for the year ended December 31, 2012. Management believes this non-GAAP financial measure enhances the comparability of the financial results with prior periods.

(b) Return on average tangible common equity ratio (annualized)

Return on average tangible common equity is a non-GAAP financial measure that represents the return on average common equity excluding goodwill and other intangible assets and their related amortization expense. Management reviews this measure in evaluating the company's performance and believes that investors may find it useful to evaluate the return on average common equity without the impact of goodwill and other intangible assets. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2013					2012
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year to Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year to Date
Net income available to common shareholders	$ 52,706	$ 61,226	$ 57,335	$ 49,117	$ 220,384	$ 47,246	$ 59,780	$ 54,758	$ 46,265	$ 208,049
Add: Amortization of intangibles, net of tax	1,002	1,124	1,123	1,124	4,373	1,124	1,124	883	1,097	4,228
Tangible net income available to common shareholders (A)	$ 53,708	$ 62,350	$ 58,458	$ 50,241	$ 224,757	$ 48,370	$ 60,904	$ 55,641	$ 47,362	$ 212,277

Average common equity	$ 2,465,056	$ 2,400,624	$ 2,412,148	$ 2,363,507	$ 2,410,585	$ 2,341,763	$ 2,296,754	$ 2,234,411	$ 2,168,748	$ 2,260,740
Less: Goodwill and other intangibles	(684,289)	(686,091)	(687,997)	(689,932)	(687,059)	(690,975)	(687,224)	(566,989)	(522,182)	(617,237)
Tangible common equity (B)	$ 1,780,767	$ 1,714,533	$ 1,724,151	$ 1,673,575	$ 1,723,526	$ 1,650,788	$ 1,609,530	$ 1,667,422	$ 1,646,566	$ 1,643,503

Return on average tangible common equity (A)/(B)	11.97%	14.43%	13.60%	12.17%	13.04%	11.66%	15.05%	13.42%	11.57%	12.92%

(c) Tier 1 common equity to risk-weighted assets

Tier 1 common equity to risk-weighted assets ratio, also known as Tier 1 common ratio, is calculated by dividing (a) Tier 1 capital less non-common components including qualifying perpetual preferred stock, qualifying noncontrolling interest in subsidiaries and qualifying trust preferred securities by (b) risk-weighted assets. Tier 1 capital and risk-weighted assets are calculated in accordance with applicable bank regulatory guidelines. This ratio is a non-GAAP measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews this measure in evaluating the company's capital levels and has included this ratio in response to market participants' interest in the Tier 1 common equity to risk-weighted assets ratio.

	2013				2012
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Tier 1 capital	$ 2,095,576	$ 1,936,191	$ 1,874,999	$ 1,818,367	$ 1,753,312	$ 1,570,778	$ 1,602,398	$ 1,616,099
Less: Preferred stock	(267,616)	(169,920)	(169,920)	(169,920)	(169,920)	--	--	--
Less: Trust preferred securities	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)	(5,155)
Tier 1 common equity (A)	$ 1,822,805	$ 1,761,116	$ 1,699,924	$ 1,643,292	$ 1,578,237	$ 1,565,623	$ 1,597,243	$ 1,610,944

Risk-weighted assets (B)	$20,766,237	$19,977,106	$19,255,862	$18,872,451	$18,627,165	$17,174,382	$16,722,999	$15,839,944

Tier 1 common equity to risk-weighted assets (A)/(B)	8.78%	8.82%	8.83%	8.71%	8.47%	9.12%	9.55%	10.17%

Under Basel III capital rules, the Company's estimated Tier 1 common equity ratio was 8.5 percent at December 31, 2013. This ratio was estimated based on management's interpretation of final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act. Under management's interpretation of Basel III, estimated Tier 1 common equity was $1.8 billion and estimated risk-weighted assets were $21.5 billion.

CITY NATIONAL CORPORATION
NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

(d) Ratios for tangible common equity and tangible common equity excluding net unrealized gain/loss on AFS securities

Ratios for tangible common equity and tangible common equity excluding net unrealized gain/loss on AFS securities are non-GAAP financial measures. Tangible common equity to tangible assets represents total common shareholders' equity less identifiable intangible assets and goodwill divided by total assets less identifiable intangible assets and goodwill. Tangible common equity to tangible assets excluding unrealized gain/loss on AFS securities represents tangible common equity less net unrealized gain/loss on AFS securities divided by total assets less identifiable intangible assets, goodwill and net unrealized gain/loss on AFS securities. Management reviews these measures in evaluating the company's capital levels and has included these ratios in response to market participant and regulatory interest in tangible common equity as a measure of capital. A reconciliation of the GAAP to non-GAAP measure is set forth below:

	2013					2012
(Dollars in thousands)	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year to Date	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Year to Date
Period End:
Total common shareholders' equity	$ 2,473,370	$ 2,417,968	$ 2,374,848	$ 2,386,969		$ 2,335,398	$ 2,330,324	$ 2,255,365	$ 2,199,565
Less: Goodwill and other intangibles	(683,243)	(684,965)	(686,897)	(688,829)		(690,761)	(691,765)	(589,114)	(521,717)
Tangible common equity (A)	$ 1,790,127	$ 1,733,003	$ 1,687,951	$ 1,698,140		$ 1,644,637	$ 1,638,559	$ 1,666,251	$ 1,677,848
Less: Net unrealized (gain)/loss on AFS securities	15,641	10,355	(6,585)	(74,201)		(86,526)	(93,827)	(82,668)	(81,162)
Tangible common equity excluding net unrealized gain/loss on AFS securities (B)	$ 1,805,768	$ 1,743,358	$ 1,681,366	$ 1,623,939		$ 1,558,111	$ 1,544,732	$ 1,583,583	$ 1,596,686

Total assets	$ 29,717,951	$ 29,059,404	$ 27,379,502	$ 27,433,754		$ 28,618,492	$ 26,251,528	$ 24,801,973	$ 24,038,489
Less: Goodwill and other intangibles	(683,243)	(684,965)	(686,897)	(688,829)		(690,761)	(691,765)	(589,114)	(521,717)
Tangible assets (C)	$ 29,034,708	$ 28,374,439	$ 26,692,605	$ 26,744,925		$ 27,927,731	$ 25,559,763	$ 24,212,859	$ 23,516,772
Less: Net unrealized (gain)/loss on AFS securities	15,641	10,355	(6,585)	(74,201)		(86,526)	(93,827)	(82,668)	(81,162)
Tangible assets excluding net unrealized gain/loss on AFS securities (D)	$ 29,050,349	$ 28,384,794	$ 26,686,020	$ 26,670,724		$ 27,841,205	$ 25,465,936	$ 24,130,191	$ 23,435,610

Period-end tangible common equity to period-end tangible assets (A)/(C)	6.17%	6.11%	6.32%	6.35%		5.89%	6.41%	6.88%	7.13%
Period-end tangible common equity to period-end tangible assets excluding net unrealized gain/loss on AFS securities (B)/(D)	6.22%	6.14%	6.30%	6.09%		5.60%	6.07%	6.56%	6.81%

Average Balance:
Total common shareholders' equity	$ 2,465,056	$ 2,400,624	$ 2,412,148	$ 2,363,507	$ 2,410,585	$ 2,341,763	$ 2,296,754	$ 2,234,411	$ 2,168,748	$ 2,260,740
Less: Goodwill and other intangibles	(684,289)	(686,091)	(687,997)	(689,932)	(687,059)	(690,975)	(687,224)	(566,989)	(522,182)	(617,237)
Tangible common equity (E)	$ 1,780,767	$ 1,714,533	$ 1,724,151	$ 1,673,575	$ 1,723,526	$ 1,650,788	$ 1,609,530	$ 1,667,422	$ 1,646,566	$ 1,643,503
Less: Net unrealized (gain)/loss on AFS securities	1,223	10,835	(68,768)	(76,916)	(33,071)	(84,845)	(85,746)	(85,367)	(80,333)	(84,079)
Tangible common equity excluding net unrealized gain/loss on AFS securities (F)	$ 1,781,990	$ 1,725,368	$ 1,655,383	$ 1,596,659	$ 1,690,455	$ 1,565,943	$ 1,523,784	$ 1,582,055	$ 1,566,233	$ 1,559,424

Total assets	$ 29,902,443	$ 28,061,134	$ 27,469,581	$ 27,709,159	$ 28,290,973	$ 27,255,859	$ 25,654,594	$ 24,362,546	$ 23,644,899	$ 25,236,172
Less: Goodwill and other intangibles	(684,289)	(686,091)	(687,997)	(689,932)	(687,059)	(690,975)	(687,224)	(566,989)	(522,182)	(617,237)
Tangible assets (G)	$ 29,218,154	$ 27,375,043	$ 26,781,584	$ 27,019,227	$ 27,603,914	$ 26,564,884	$ 24,967,370	$ 23,795,557	$ 23,122,717	$ 24,618,935
Less: Net unrealized (gain)/loss on AFS securities	1,223	10,835	(68,768)	(76,916)	(33,071)	(84,845)	(85,746)	(85,367)	(80,333)	(84,079)
Tangible assets excluding net unrealized gain/loss on AFS securities (H)	$ 29,219,377	$ 27,385,878	$ 26,712,816	$ 26,942,311	$ 27,570,843	$ 26,480,039	$ 24,881,624	$ 23,710,190	$ 23,042,384	$ 24,534,856

Average tangible common equity to average tangible assets (E)/(G)	6.09%	6.26%	6.44%	6.19%	6.24%	6.21%	6.45%	7.01%	7.12%	6.68%
Average tangible common equity to average tangible assets excluding net unrealized gain/loss on AFS securities (F)/(H)	6.10%	6.30%	6.20%	5.93%	6.13%	5.91%	6.12%	6.67%	6.80%	6.36%
CONTACT: Financial/Investors
         Christopher J. Carey,
         City National, 310.888.6777
         Chris.Carey@cnb.com

         Media
         Cary Walker, City National, 213.673.7615
         Cary.Walker@cnb.com

         Linda Mueller, City National, 213.673.7619
         Linda.Mueller@cnb.com

         Conference Call:
         Today 2:00 p.m. PDT
         (866) 393-6804
         Conference ID: 21178194